Exhibit 99.1

Media contact:	Lyndi McMillan, Lyndi.McMillan @Navistar.com, 331-332-5833
Investor contact:	Martin Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR AND VOLKSWAGEN TRUCK & BUS CLOSE STRATEGIC ALLIANCE

•	Terms finalized for procurement joint venture and strategic technology and supply collaboration

•	Volkswagen Truck & Bus takes 16.6% stake in Navistar; $256 million equity investment in Navistar effective as of February 28, 2017

•	Volkswagen Truck & Bus executives Renschler and Gründler join Navistar Board of Directors

•	Navistar continues to expect cumulative synergies of $500 million over first five years

LISLE, Ill. — March 1, 2017 — Navistar International Corporation (NYSE: NAV) today announced the closing of its wide-ranging strategic alliance with Volkswagen Truck & Bus, which includes an equity investment in Navistar by Volkswagen Truck & Bus and framework agreements for a procurement joint venture and strategic technology and supply collaboration. The closing of the alliance follows receipt of all necessary regulatory approvals, finalization of agreements relating to the procurement joint venture and the technology and supply collaboration, and satisfaction of other customary closing conditions.

“This alliance with Volkswagen Truck & Bus marks a significant milestone in our company’s history, and we expect it will create multiple benefits for both companies in both the near and long term,” said Troy Clarke, Chairman, President and CEO, Navistar. “Now that the transaction has closed, we will move quickly to collaborate with an industry-leading, strategic partner to increase our global scale, strengthen our competitiveness, and provide our customers with expanded access to cutting-edge products, technology and services.”

“The authorities have given our strategic alliance with Navistar the green light. Our newly-founded purchasing cooperation will begin work immediately. This puts both partners in a stronger position for the future. The strategic alliance provides Volkswagen Truck & Bus with access to the all-important North American market. This is a major step toward becoming a global champion,” said Andreas Renschler, CEO of Volkswagen Truck & Bus.

Equity Investment

With the closing of the alliance, Volkswagen Truck & Bus acquired approximately 16.2 million newly issued shares in Navistar, representing 16.6% of post-transaction undiluted common stock (or 19.9% of pre-transaction outstanding common stock), effective February 28, 2017. As a result, Navistar receives $256 million to be used for general corporate purposes.

As part of the alliance agreement and in line with Volkswagen Truck & Bus’s ownership stake, Mr. Renschler and Matthias Gründler, Chief Financial Officer of Volkswagen Truck & Bus, are joining Navistar’s board of directors.

“We are excited to welcome Andreas Renschler and Matthias Gründler to the Navistar Board, and are confident that we will benefit from their deep industry knowledge and fresh perspectives,” said Clarke. “Their expertise in commercial vehicle production will be invaluable as we strive to become the North American champion in our industry.”

Procurement Joint Venture

Global Truck & Bus Procurement LLC, the procurement joint venture created by Navistar and Volkswagen Truck & Bus, will start work effective immediately. As part of the alliance, it will create new opportunities for quality improvement and cost reduction, and will enable both companies to benefit from increased global scope and scale. The joint venture is operating out of Navistar’s headquarters in Lisle, Illinois, and comprises representatives from both companies who will be combining the demand of five brands, including Volkswagen Truck & Bus’s Scania, MAN and Volkswagen Caminhões e Ônibus, in addition to Navistar’s own International® and IC Bus™ brands.

Technology Sharing

The companies’ ongoing technology and supply collaboration, which operates out of Stockholm, Sweden, is intended to facilitate collaboration on several aspects of commercial vehicle development, including advanced powertrain technology solutions. Ultimately, it is expected to optimize research and development spend and expand the technology options both companies will be able to offer customers.

Navistar continues to expect significant synergies from both the strategic technology collaboration and the procurement joint venture. As previously announced, Navistar expects the alliance to be accretive beginning in the first year, and for cumulative synergies for Navistar to ramp up to at least $500 million over the first five years. By year five, it expects the alliance will generate annual synergies of at least $200 million for Navistar. This annual run rate is expected to grow materially thereafter as the companies continue to introduce technologies from the collaboration.

About Andreas Renschler

The Supervisory Board of Volkswagen AG appointed Andreas Renschler as member of the Board of Management of Volkswagen AG with responsibility for Commercial Vehicles effective February 1, 2015.

Renschler was born on March 29, 1958 in Stuttgart, Germany. After completing his training as a banker (1979) and graduating with degrees in business engineering (1983) and business administration (1987), Renschler began his career at Daimler-Benz AG in 1988. Following various posts at Daimler-Benz AG, he took charge of the M Class unit, serving as President and CEO of Mercedes-Benz US. He returned to Germany in 1999 as Senior Vice President, Executive Management Development, at the company then known as DaimlerChrysler AG. Renschler was appointed President of smart GmbH in the same year. He was assigned to Mitsubishi Motors in Japan in spring 2004 and subsequently named member of the Daimler AG Board of Management with responsibility for the Daimler Trucks Division. He was appointed member of the Daimler AG Board of Management in charge of Manufacturing and Procurement at Mercedes-Benz Cars & Mercedes-Benz Vans in 2013.

About Matthias Gründler

Effective September 1, 2015, Matthias Gründler was appointed Member of the Board and CFO at Volkswagen Truck & Bus GmbH, Wolfsburg, Germany. Gründler was born September 16, 1965, in Stuttgart, Germany. He studied economics at the IFW in cooperation with the Daimler Academy. In 1986, he joined Daimler Benz AG in Stuttgart, Germany. He took up his first management position in 1993 in Supply Chain Management at DaimlerChrysler, followed by positions in Sales Planning and Controlling at Mercedes-Benz Passenger Cars. From 1999 to 2011, he held various senior positions in Africa and Asia, including CFO at DaimlerChrysler in Bangkok, Thailand, and CFO of Mercedes-Benz South Africa. In 2008 he became a Member of the Management Board at Mitsubishi Fuso in Tokyo, Japan. In 2011, Gründler was appointed Head of Procurement Trucks and Buses and Business Development Powertrain and later that year took up the position of Head of Product Platforms, Sales & Quality Powertrain. In 2012 he became CFO Daimler Trucks & Buses at Daimler AG and in 2013 was appointed Member of the Divisional Board Daimler Trucks & Buses and CFO Daimler Trucks & Buses.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International brand commercial and military trucks, proprietary diesel engines, and IC Bus brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Volkswagen Truck & Bus houses the MAN, Scania, Volkswagen Caminhões e Ônibus, and RIO brands. The company intends to boost its profitability, customer innovation, and global presence over the next decade to become a leading commercial vehicle group worldwide.

Forward-Looking Statement

This news release contains forward-looking statements and information on, inter alia, the scope of the strategic alliance, ways of collaboration regarding the strategic alliance, descriptions of the business strategy of both companies, and expected benefits and synergies of the strategic alliance. These statements and information may be spoken or written and can be recognized by terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words with similar meaning. These statements and information are based on assumptions relating to the companies’ business and operations and the development of the economies in the countries in which either company is active, among others. Volkswagen Truck & Bus and Navistar have made such forward-looking statements on the basis of the information available to them and assumptions they believe to be reasonable. The forward-looking statements and information involve significant risks and uncertainties, and actual results may differ materially from those forecast. Such risks and uncertainties include, but are not limited to, the parties inability for any reason to realize anticipated cost savings from the procurement joint venture (including, but not limited to, as a result of any counterparty’s unwillingness to conduct business with the joint venture or take the joint venture’s recommendations), anticipate the outcome of future feasibility studies and collaboration discussions and develop successfully future technologies and products, and the risks and uncertainties associated with Navistar’s adaptations and localizations of VW T&B’s engines and technology.

If any of these or other risks or uncertainties materialize, or if the assumptions underlying any of these statements prove incorrect, the actual results may significantly differ from those expressed or implied by such forward-looking statements and information.

Navistar will not update the press release, particularly not the forward-looking statements. The press release is valid on the date of publication only.